GENERAL RELEASE
THIS GENERAL RELEASE (this “Agreement”), effective as of the Effective Date (as defined below), is entered into by and among American Assets Trust, Inc., a Maryland corporation (the “REIT”), American Assets Trust, L.P., a Maryland limited partnership (the “Operating Partnership”) and John W. Chamberlain (the “Executive” and together with the REIT and the Operating Partnership, the "Parties").
WHEREAS, Executive is a party to that certain Amended and Restated Employment Agreement dated as of March 24, 2015 (the "Original Agreement") with the REIT and the Operating Partnership (collectively, the “Company”);
WHEREAS, Executive has provided notice to the Company of his intention to resign his employment with the Company effective as of September 14, 2015 (the "Separation Date"); and
WHEREAS, the Parties desire to set forth the terms and conditions upon which Executive will be entitled to certain separation benefits in exchange for his execution of this Agreement.
NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth below, the parties hereto agree as follows:
1.Effective Date.
(a)    Conditions to Effectiveness. This Agreement shall become effective upon the occurrence of both of the following events: (i) execution of this Agreement by the Parties; and (ii) expiration of the revocation period applicable under Section 3(c) below without Executive having given notice of revocation thereunder. The date of the last to occur of the foregoing events shall be referred to in this Agreement as the “Effective Date.” Unless and until both of the foregoing events occur, or in the event that the Effective Date does not occur for any reason, in each case on or prior to the date that is thirty (30) days following the Separation Date, this Agreement shall be null and void and of no further force or effect.
(b)    Resignation from Positions. Effective as of the Separation Date, Executive hereby resigns Executive's employment with the Company and all officer and director positions Executive holds with the Company or any subsidiary. Executive agrees that Executive will execute any additional documents that the Company may reasonably request in connection with the foregoing.
2.    Separation Payments and Benefits.
(a)    Payment of Salary and Receipt of All Benefits on Employment Separation Date. On the Separation Date, the Company shall pay Executive all earned and accrued wages through the Separation Date, including accrued, unused paid time off and any other benefits owed to Executive. Subject to the terms of this Agreement, Executive acknowledges and agrees that with this final check, and the expense reimbursements described below, and other than the separation payments pursuant to Section 2(d) below, the Company will have paid or provided all applicable salary, wages, bonuses, accrued paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock awards, vesting, and any and all other benefits and compensation due to Executive as of the Separation Date.
(b)    Benefits. Except as provided in Section 2(d)(ii) below, Executive’s health insurance benefits shall cease on the last day of September 2015, subject to Executive's right to continue his health insurance under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”). Executive's participation in all benefits and incidents of employment, including, but not limited to, the accrual of bonuses, vacation, and paid time off, shall cease as of the Separation Date.

(c)    Expense Reimbursements. Within thirty (30) days following the Separation Date, the Company shall reimburse Executive for all reasonable and properly documented business expenses incurred prior to the Separation Date that have been submitted by Executive in accordance with the Company’s policies.
(d)    Separation Payments. As consideration for Executive’s agreement to be bound by the terms of this Agreement, including without limitation, the release set forth in Section 3 below, Executive shall be entitled to the following, which shall be the exclusive separation benefits to which Executive shall be entitled:
(i)    Executive shall be paid, in a single lump-sum payment on the sixtieth (60th) day after the Separation Date, $2,402,242;
(ii)    For the period beginning on the Separation Date and ending on the date which is twelve (12) full months following the Separation Date (or, if earlier, (A) the date on which the applicable continuation period under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) expires or (B) the date Executive becomes eligible to receive the equivalent or increased healthcare coverage from a subsequent employer) (such period, the “COBRA Coverage Period”), if Executive and his eligible dependents who were covered under the Company’s health insurance plans as of the Separation Date elect to have COBRA coverage and are eligible for such coverage, the Company shall pay the COBRA premiums necessary to continue health insurance coverage for Executive and his covered dependents as in effect on the Separation Date. If any of the Company’s health benefits are self-funded as of the Separation Date, or if the Company cannot provide the foregoing benefits in a manner that is exempt from Section 409A (as defined below) or that is otherwise compliant with applicable law (including, without limitation, Section 2716 of the Public Health Service Act), then in lieu of paying the COBRA premiums as set forth above, the Company shall instead pay to Executive on the last day of each remaining month of the COBRA Coverage Period a fully taxable cash payment equal to the applicable COBRA premium for such month for Executive and his covered dependents; and
(iii)     Effective as of the Effective Date, the vesting of the following stock awards shall be accelerated:

(1)    7,531 shares subject to that certain Restricted Stock Award Agreement dated as of March 25, 2014 (the “March 2014 Restricted Stock Award Agreement”); and
(2)    9,859 shares subject to that certain Restricted Stock Award Agreement dated as of December 1, 2014 (the “December 2014 Restricted Stock Award Agreement,” and together with the March 2014 Restricted Stock Agreement, the “Restricted Stock Award Agreements”).
(e)    Exclusive Benefits. Other than as set forth in this Agreement, Executive shall not be entitled to any additional payments or benefits upon or in connection with his termination of employment. In addition, Executive acknowledges and agrees that he is not entitled to any reimbursement by the Company for any taxes payable by Executive as a result of the payments and benefits received by Executive pursuant to this Section 3, including, without limitation, any income or excise tax imposed by Sections 409A and 4999 of the Internal Revenue Code of 1986, as amended.
(f)    Return of the Company’s Property. On the Separation Date, Executive shall immediately surrender to the Company all lists, books and records of, or in connection with, the Company’s business, and all other property belonging to the Company, it being distinctly understood that all such lists, books and records, and other documents, are the property of the Company.

3.    General Release.
(a)    For valuable consideration, the receipt and adequacy of which are hereby acknowledged, Executive does hereby release and forever discharge the “Releasees” hereunder, consisting of American Assets Trust, Inc., a Maryland corporation, American Assets Trust, L.P., a Maryland limited partnership, and each of their partners, subsidiaries, associates, affiliates, successors, heirs, assigns, agents, directors, officers, employees, representatives, lawyers, insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which Executive now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof.  The Claims released herein include, without limiting the generality of the foregoing, any Claims in any way arising out of, based upon, or related to the employment or termination of employment of Executive by the Releasees, or any of them; any alleged breach of any express or implied contract of employment; any alleged torts or other alleged legal restrictions on Releasees’ right to terminate the employment of Executive; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination In Employment Act, the Americans With Disabilities Act, and the California Fair Employment and Housing Act. Notwithstanding the foregoing, this Agreement shall not operate to release any rights or claims of Executive (i) with respect to Section 2(b)(vi) or 6 of the Employment Agreement, (ii) to accrued or vested benefits Executive may have, if any, as of the date hereof under any applicable plan, policy, practice, program, contract or agreement with the Company, (iii) to indemnification and/or advancement of expenses pursuant to that certain Indemnification

Agreement dated as of January 19, 2011 (the “Indemnification Agreement”), (iv) for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law, (v) for workers’ compensation insurance benefits under the terms of any worker’s compensation insurance policy or fund of the Company, or (vi) Executive’s right to bring to the attention of the Equal Employment Opportunity Commission or the California Department of Fair Employment and Housing claims of discrimination; provided, however, that Executive does release his right to secure any damages for alleged discriminatory treatment.
(b)    EXECUTIVE ACKNOWLEDGES THAT HE HAS BEEN ADVISED BY LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”
EXECUTIVE, BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHTS HE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.
(c)    IN ACCORDANCE WITH THE OLDER WORKERS BENEFIT PROTECTION ACT OF 1990, EXECUTIVE IS HEREBY ADVISED AS FOLLOWS:
(I)    HE HAS THE RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE;
(II)    HE HAS TWENTY-ONE (21) DAYS TO CONSIDER THIS AGREEMENT BEFORE SIGNING IT; AND
(III)    HE HAS SEVEN (7) DAYS AFTER SIGNING THIS AGREEMENT TO REVOKE THIS RELEASE, AND THIS AGREEMENT WILL BECOME EFFECTIVE UPON THE EXPIRATION OF THAT REVOCATION PERIOD.
(d)    Executive represents and warrants that there has been no assignment or other transfer of any interest in any Claim which he may have against Releasees, or any of them, and Executive agrees to indemnify and hold Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys’ fees incurred by Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer.  It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against Executive under this indemnity.
(e)    Executive agrees that if he hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against Releasees, or any of them, any of the Claims released hereunder, then Executive agrees to pay to Releasees, and each of them, in addition to any other damages caused to Releasees thereby, all attorneys’ fees incurred by Releasees in defending or otherwise responding to said suit or Claim.
(f)    Executive further understands and agrees that neither the payment of any sum of money nor the execution of this Agreement shall constitute or be construed as an admission of any liability whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to Executive.
4.    Restrictive Covenants. Executive hereby expressly reaffirms his obligations under Section 7 of the Employment Agreement, a copy of which is attached to this Agreement as Exhibit A and incorporated herein by reference, and agrees that such obligations shall survive the Separation Date and any termination of his services to the Company.
5.    Nondisparagement. Executive agrees that he shall not disparage or otherwise communicate negative statements or opinions about the Company, its board members, officers, employees, shareholders or agents; provided, however, that Executive shall not be prohibited from making such statements or opinions to his immediate family so long as such statements or opinions are not likely to be harmful to the Company, its board members, officers, employees, shareholders or agents or its or their businesses, business reputations, or personal reputations. The Company agrees that neither its board members nor officers shall disparage or otherwise communicate negative statements or opinions about Executive. Nothing in this Section 5 shall prohibit any person from testifying in any legal proceeding in which his or her testimony is compelled by law or court order and no breach of this provision shall occur due to any accurate, legally compelled testimony.
6.    Representations. Executive hereby represents and warrants to the Company that (a) Executive is entering into this Agreement voluntarily and that the performance of his obligations hereunder will not violate any agreement between Executive and any other person, firm, organization or other entity, and (b) Executive is not bound by the terms of any agreement with any previous employer or other party to refrain from competing, directly or indirectly, with the business of such previous employer or other party that would be violated by his entering into this Agreement and/or providing services to the Company pursuant to the terms of this Agreement.
7.    Miscellaneous.
(a)    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.
(b)    Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:
If to Executive: at Executive’s most recent address on the records of the Company.

If to the REIT or the Operating Partnership:
American Assets Trust, Inc.
11455 El Camino Real, Suite 200
San Diego, CA 92130
Attn: General Counsel

with a copy to:
Latham & Watkins
355 South Grand Ave.
Los Angeles, CA 90071-1560
Attn: Julian Kleindorfer
or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.
(c)    Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.
(d)    Withholding. The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.
(e)    No Waiver. Executive’s or the Company’s failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right Executive or the Company may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.
(f)    Entire Agreement. This Agreement, together with the Indemnification Agreement, the Restricted Stock Award Agreements and Sections 7 and 11(d) of the Employment Agreement, constitutes the final, complete and exclusive agreement between Executive and the Company with respect to the subject matter hereof and replaces and supersedes any and all other agreements, offers or promises, whether oral or written, by any member of the Company and its subsidiaries and affiliates (a “Predecessor Employer”), or representative thereof, whose business or assets any member of the Company and its subsidiaries and affiliates succeeded to in connection with the initial public offering of the common stock of the REIT or the transactions related thereto. Except as provided in Section 4 hereof with respect to Section 7 of the Employment Agreement and other than Section 11(d) of the Employment Agreement, which is incorporated herein by reference, the Employment Agreement shall be superseded entirely by this Agreement and the Employment Agreement shall be terminated and be of no further force or effect.
(g)    Survival. The covenants, agreements, representations and warranties contained in or made in Sections 3, 4, 5, 6 and 7 of this Agreement shall survive the Separation Date and any termination of Executive’s services to the Company.

(h)    Amendment. No amendment or other modification of this Agreement shall be effective unless made in writing and signed by the parties hereto.
(i)    Counterparts. This Agreement and any agreement referenced herein may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.
(j)    Interpretation; Construction. This Agreement has been drafted by legal counsel representing the Company, but Executive has participated in the negotiation of its terms. Furthermore, Executive acknowledges that Executive has had an opportunity to review and revise the Agreement and have it reviewed by legal counsel, if desired, and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement. Either party’s failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, or prevent that party thereafter from enforcing each and every other provision of this Agreement.
(k)    Right to Advice of Counsel. Executive acknowledges that he has the right to, and has been advised to, consult with an attorney regarding the execution of this Agreement, including, without limitation, as to the effect of the amendment and restatement of the Original Agreement, and any release hereunder; by his signature below, Executive acknowledges that he understands this right and has either consulted with an attorney regarding the execution of this Agreement and the resulting amendment and restatement of the Original Agreement or determined not to do so.
[Signature Page Follows]

IN WITNESS WHEREOF, Executive has hereunto set Executive’s hand and, pursuant to the authorization from the Board, each of the REIT and the Operating Partnership has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

AMERICAN ASSETS TRUST, INC.,
a Maryland corporation

By:	/s/ ADAM WYLL
Name: Adam Wyll
Title: Senior Vice President

AMERICAN ASSETS TRUST, L.P.,
a Maryland limited partnership

By:	AMERICAN ASSETS TRUST, INC.
Its:	General Partner

By:	/s/ ADAM WYLL
Name: Adam Wyll
Title: Senior Vice President

“EXECUTIVE”

/s/ JOHN W. CHAMBERLAIN
John W. Chamberlain

[SIGNATURE PAGE TO GENERAL RELEASE]

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